Exhibit 10.15


CONFIDENTIAL TREATMENT REQUESTED BY 800 TRAVEL SYSTEMS, INC. FOR PORTIONS OF THIS AGREEMENT INDICATED BY [**..**] AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                     AMENDMENT TO SABRE SUBSCRIBER AGREEMENT
                            (INTERNET/ON-LINE USAGE)

This Amendment to that certain SABRE Subscriber Agreement is made and entered into this 5th day of November, 1999 between Sabre Inc., formerly known as The SABRE Group, Inc., ("Sabre") and 800 Travel Systems, Inc. ("Customer").

                                    RECITALS

WHEREAS, Sabre and Customer have entered into that certain Sabre Subscriber Agreement, dated as of May 21, 1999 (the "Agreement"); and

WHEREAS, it is in the best interest of the parties to modify certain provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, Sabre and Customer hereby agree as follows:

         1. ARTICLE 16.1 OF THE AGREEMENT IS HEREBY MODIFIED BY THE ADDITION OF THE FOLLOWING SENTENCE:

         Notwithstanding the previous provisions, Customer may create and maintain an Internet Connection for third-parties with Sabre's prior permission and as long as: (i) all travel related activity done through such websites is done through the Sabre System, (ii) Customer is responsible for all Charges related to such activity, (iii) such third parties can not have their principal offices in Asia or the South Pacific, (iv) such websites can not target or be marketed directly to consumers located in Asia or the South Pacific, and (v) such sites must comply with all other terms and conditions of this Article 16.

         2. ARTICLE 16.2 OF THE AGREEMENT IS HEREBY REPLACED WITH THE FOLLOWING:

          The limited license granted in Article 16.1 may be terminated by Sabre for Customer's misuse of the System or the Sabre System via the Internet Connection upon fifteen (15) days written notice to Customer and Customer's failure to remedy such misuse within the allotted fifteen days. Upon such termination, Customer must immediately remove the Internet Connection and cease utilizing data transmitted under the Agreement for purposes of developing, operating or maintaining a reservation booking site.

         3. THE CHARGES APPLICABLE IN ARTICLE 16.4 OF THE AGREEMENT WILL BE BASED ON THE FOLLOWING MONTHLY RATE SCHEDULE:

                  [**..**]

         This rate shall apply from the effective date of this Amendment until December 31, 2000 and will be subject to change thereafter upon thirty
         (30) days written notice to Customer.

         4. CONFIDENTIALITY. It is expressly understood and agreed that this Amendment and the Agreement, and each and every provision hereof, shall be held and treated as confidential and shall not be disclosed by either party to any other person, firm, organization, association, or entity, of any and every kind, whether public, private or governmental, for any reason, or at any time, without the prior written consent of the non-disclosing party, unless such disclosure is requested by law or legal process relating to proceedings between a party hereto and any third party. In the event of a disclosure inconsistent with the foregoing, this Amendment and the Agreement may be terminated immediately by the non-disclosing party, with notice to the disclosing party, and the non-disclosing party shall have the right to pursue any remedies available to it in law or in equity. Notwithstanding the foregoing, either party may disclose Confidential Information as required by law or governmental authority, including pursuant to a subpoena or court order, only if the receiving party: (i) promptly notifies the disclosing party of the disclosure requirement; (ii) cooperates with the disclosing party's reasonable efforts to resist or narrow the disclosure and to obtain an order or other reliable assurance that confidential treatment will be accorded the disclosing party's Confidential Information; and
(iii) furnishes only Confidential Information that the receiving party is legally compelled to disclose according to advice of its legal counsel. "Confidential Information" excludes information that: (i) was in the public domain when communicated; (ii) enters the public domain through no fault of the receiving party; (iii) was in the receiving party's possession free of any obligation of confidence when communicated; (iv) is rightfully communicated to the receiving party by a third party free of any obligation of confidence to the disclosing party; or (v) is developed by or on behalf of the receiving party independently of and without reference to any of the disclosing party's Confidential Information.

         5. DEFINED TERMS. The defined terms not otherwise defined in this Amendment shall have the meaning given to them in the Agreement.

         6. UNIQUE PSEUDO CITY CODE (IPCC) REQUIREMENT. All On-line/Internet booking and shopping activity is required to be conducted through a unique IPCC. Booking and shopping activity terminating in the Customer's chat-enabled site will be booked through a Sabre agency PCC.

         7. AGREEMENT. Except as otherwise provided herein, all other terms of the Agreement remain in full force and effect and are hereby reaffirmed. In the event of any conflict between the terms of the Agreement and this Amendment, the Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above.

             800 Travel Systems, Inc.                  SABRE INC.

By:                                       By:
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(SIGNATURE)                               (SIGNATURE)

Name: Mark Mastrini                       Name: Michael Sites
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(PRINT NAME)                              (PRINT NAME)

Title: Chief Executive Officer            Title: Vice President
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PCC: B8T3